Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D described below) of a statement on Schedule 13D (including amendments thereto) with respect to the capital stock, par value $0.01 per share, of Lyris, Inc., a Delaware corporation, and (ii) agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of May 14, 2015

AUREA SOFTWARE, INC.

By:	/s/ Andrew S. Price
Name:	Andrew S. Price
Title:	Chief Financial Officer

ESW CAPITAL, LLC

By:	/s Andrew S. Price
Name:	Andrew S. Price
Title:	Chief Financial Officer

LY ACQUISITION CORP.

By:	/s/ Andrew S. Price
Name:	Andrew S. Price
Title:	Chief Financial Officer

JOSEPH A. LIEMANDT

By:	/s/ Andrew S. Price
Name:	Andrew S. Price
Title:	Attorney in fact

[Signature Page to Joint Filing Agreement]